UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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DOUBLE EAGLE PETROLEUM CO.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 22, 2007
To our stockholders:
     The Annual Meeting of Stockholders of Double Eagle Petroleum Co., a Maryland corporation (the “Company”), will be held on May 22, 2007, at 1:00 P.M. (Mountain Standard Time) at The Denver Athletic Club, 1325 Glenarm Place, Denver, Colorado, 80204, for the following purposes:
1.	To elect four directors to the Company’s Board of Directors;

2.	To amend the Company’s Articles of Incorporation to provide the Board of Directors the authority to issue 10,000,000 shares of preferred stock;

3.	To approve our 2007 Stock Incentive Plan; and

4.	To transact any other business that properly may come before the Annual Meeting or any adjournment thereof.
     Only stockholders of record at the close of business on April 16, 2007 are entitled to notice of, and to vote at, the Annual Meeting.
     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.
     All stockholders are extended a cordial invitation to attend the Annual Meeting.

By Order of the Board of Directors

Casper, Wyoming	Carol A. Osborne
April ___, 2007	Corporate Secretary
The form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete and sign the enclosed proxy and return it promptly in the enclosed, postage prepaid, addressed envelope. No additional postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

General Information	2
Available Information	2
The Board of Directors and its Committees	3
The Board of Directors	3
Director Independence	3
Audit Committee	3
Compensation Committee	4
Compensation Committee Interlocks and Insider Participation	4
Audit Committee Report	4
Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns	5
Shareholder Communications to the Board	5
Beneficial Ownership of Securities	5
Section 16(a) Beneficial Ownership Reporting Compliance	7
Executive Compensation and Stock Option Information	7
Compensation Committee Report	7
Executive Compensation Discussion and Analysis	7
Certain Relationships and Related Transactions	15
Stock Option Plans	16
Principal Accountant Fees and Services	17
Audit Fees	17
Audit Related Fees	17
Tax Fees	17
All Other Fees	17
Audit Committee Pre-Approval	17
Proposals for Consideration at the Annual Meeting of Stockholders	18
Proposal #1 —Election of Directors	18
The Board of Directors	18
Other Executive Officers	19
Nominations	20
Required Vote; Board Recommendation	20
Proposal #2 —Proposal to amend the Company’s Articles of Incorporation to provide the Board the authority to issue 10,000,000 shares of preferred stock	21
Proposal #3 —Proposal to adopt and approve the Company’s 2007 Stock Incentive Plan	22
Voting Procedures	24
Stockholder Proposals	24
Other Business	24

PROXY STATEMENT
DOUBLE EAGLE PETROLEUM CO.
777 Overland Trail
Casper, Wyoming 82601
(307) 237-9330
ANNUAL MEETING OF STOCKHOLDERS
To be held May 22, 2007
GENERAL INFORMATION
The enclosed proxy is solicited by and on behalf of the management of Double Eagle Petroleum Co. (“Double Eagle” and the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 22, 2007, at 1:00 P.M. (Mountain Standard Time), at The Denver Athletic Club, 1325 Glenarm Place, Denver, Colorado, 80204, and at any adjournment of the Annual Meeting. It is planned that this Proxy Statement and the accompanying proxy will be mailed to the Company’s stockholders on or about April 20, 2006.
Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company’s corporate secretary, or by electing to vote in person at the Annual Meeting.
The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card; (2) to amend the Company’s Articles of Incorporation to provide the Board of Directors the authority to issue 10,000,000 shares of preferred stock; and (3) to approve our 2007 Stock Incentive Plan.
The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection. All voting rights are vested exclusively in the holders of the Company’s $0.10 par value common stock, with each share entitled to one vote. Only stockholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On April 16, 2007, the Company had                      shares outstanding. Cumulative voting is not permitted in the election of directors or otherwise.
A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, the Company may postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement requests authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting. Shares of common stock in the name of brokers that are not voted are treated as not present at the Annual Meeting. Votes at the Annual Meeting of Stockholders are counted by Inspector of Election appointed by the chairman of the meeting.
Our Annual Report to stockholders, including financial statements for the fiscal year ended December 31, 2006, is being mailed to stockholders with this proxy statement, but that Annual Report does not constitute part of the proxy soliciting material.
AVAILABLE INFORMATION
Copies of the Annual Report are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly report on Form 10-Q for the quarter ended March 31, 2007 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 20, 2007. Any request for a copy of this report should be mailed to John Campbell, Investor Relations, Double Eagle Petroleum Co, 1675 Broadway, Suite 2200, Denver, Colorado, 80202. Stockholders may also receive copies of our reports filed with the Securities and Exchange Commission (“SEC”) by accessing the SEC’s website at http://www.sec.gov/.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board of Directors. The business and affairs of the Company are managed under the direction of our Board of Directors (the “Board”). Our Board currently has four members: Stephen H. Hollis (Chairman), Sigmund Balaban, Roy G. Cohee and Richard Dole. Currently, each director holds office until the next annual election of directors at the Annual Meeting and until the election and qualification of the director’s successor.
The Board of Directors met seven times during the fiscal year ended December 31, 2006 and each director attended 100% of the Board meetings he was eligible to attend. The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting of Stockholders (“Annual Meeting”), however, all incumbent directors, as well as all nominees for election as director, are encouraged to attend. All incumbent directors attended the 2006 Annual Meeting held on June 6, 2006.
The standing committees of the Board include the Audit Committee and the Compensation Committee, each consisting entirely of non-employee independent directors. The Board has not appointed a nominating committee. The Committees of the Board are described below.
Director Independence. Each of our directors, except for Mr. Hollis, qualifies as an “independent director” as defined under the published listing requirements of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to Double Eagle and Double Eagle’s management. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees.
Audit Committee. The Audit Committee, which currently consists of our three independent directors, provides assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, financial reporting, internal control and compliance functions of the Company. Our Audit Committee employs an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of the Company’s internal controls. In fulfilling its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers.
Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Richard Dole, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.
The Audit Committee met five times during the fiscal year ended December 31, 2006, and all members of the Audit Committee participated in all the meetings. The Audit Committee currently consists of Richard Dole, Sigmund Balaban and Roy G. Cohee.

A copy of our Audit Committee’s report for the 2006 fiscal year can be found on page 4 of this proxy statement.
A copy of our Audit Committee charter can be found on the SEC’s website at http://www.sec.gov/. The Audit Committee will review and assess the adequacy of the Audit Committee charter annually.
Compensation Committee. Our Compensation Committee carries out the responsibilities, and exercises the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of the Company to the extent assigned by the Board. The Compensation Committee, which currently consists of our three independent directors, is generally responsible for:
•	reviewing and approving the corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, evaluating his performance in light of those goals and objectives, and based on that evaluation, establishing his compensation;

•	reviewing and approving the compensation of the other executive officers of the Company;

•	reviewing and recommending new incentive-compensation and equity-based incentive plans and changes to existing plans to the Board for approval;

•	administering all short-term and long-term incentive compensation plans, including establishing annual performance goals for the executive officers, certifying achievement of performance goals and approving awards payable thereunder; and

•	reviewing and approving other compensation arrangements with officers of the Company.
Our Compensation Committee conducts an annual review of our compensation program. The Compensation Committee met once during fiscal year ended December 31, 2006 and all members of the Compensation Committee participated in the meeting. The Compensation Committee currently consists of Messrs. Cohee (the Committee Chairman), Balaban and Dole.
For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, as well as the role of our management in assisting the Committee, see “—Executive Compensation Discussion and Analysis” beginning on page 7 of this proxy statement.
Compensation Committee Interlocks and Insider Participation
Messrs. Cohee (the Committee Chairman), Balaban and Dole serve on the Company’s Compensation Committee. None of these individuals served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company served as a director of another entity that had an executive officer serving on the Compensation Committee of the Company. Finally, no executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a director of the Company.
Audit Committee Report
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year ended December 31, 2006.
The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.
The Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Committee also selected the Company’s independent auditors.

The Audit Committee

Richard Dole (Chairman)
Sigmund Balaban
Roy G. Cohee
Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns
We have adopted an Employee Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.
The Code of Conduct includes a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct can be found on our website at http://www.dble.us/.
Further, we have established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.
Shareholder Communications to the Board
Stockholders wishing to send communications to the Board may contact Stephen H. Hollis, our President, Chief Executive Officer and Chairman of the Board, at our principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.
BENEFICIAL OWNERSHIP OF SECURITIES
The following table summarizes certain information as of March 1, 2007 with respect to the beneficial ownership of our common stock (i) by our directors, (ii) by our Named Executive Officers, (iii) by stockholders known by us to own 5% or more of our common stock, and (iv) by all executive officers and directors as a group. Amounts shown include options that are currently exercisable or that may be become exercisable within 60 days of March 9, 2007.

	As of March 1, 2007
			Percentage of
			Class
	Number of		Beneficially
Name and Address of Beneficial Owner	Shares		Owned
Stephen H. Hollis	734,200	(1)	8.5%
777 Overland Trail Casper, Wyoming 82601

Sigmund Balaban	13,000	(2)	*
777 Overland Trail Casper, Wyoming 82601

Roy G. Cohee	50,825	(3)	*
777 Overland Trail Casper, Wyoming 82601

Richard Dole	15,300	(2)	*
777 Overland Trail Casper, Wyoming 82601

Lonnie R. Brock	9,000		*
777 Overland Trail Casper, Wyoming 82601

C.K. Adams	15,000	(4)	*
777 Overland Trail Casper, Wyoming 82601

D. Steven Degenfelder	106,620	(5)	1.2%
777 Overland Trail Casper, Wyoming 82601

Carol Osborne	32,270	(6)	*
777 Overland Trail Casper, Wyoming 82601

Directors and Officers as a group	976,215		11.2%
(Eight persons)

*	Less than one percent.

(1)	Includes options held by Mr. Hollis to purchase 21,000 shares for $14.00 that expire on in tranches of 7,000 shares on March 23, 2010, 2011 and 2012, respectively. In addition to 363,200 shares owned directly by Mr. Hollis, the table above includes 350,000 shares of common stock owned by Hollis Oil & Gas Co. Mr. Hollis is an officer, director and 51 percent owner of Hollis Oil & Gas Co.

(2)	Includes options held by Messrs. Dole and Balaban to purchase 1,000 shares each for $20.21 per share that will expire on March 24, 2008, options to purchase 5,000 shares for $18.52 that will expire of June 14, 2008, and options to purchase 5,000 shares for $16.21 that will expire on June 7, 2009.

(3)	Includes options held by Mr. Cohee to purchase 5,000 shares for $13.56 per share that expire on June 9, 2007, options to purchase 5,000 shares for $18.52 per share that expire on June 14, 2008, and options to purchase 5,000 shares for $16.21 per share that expire on June 7, 2009.

(4)	Includes options held by Mr. Adams to purchase 15,000 shares for $18.01 per share that will expire in tranches of 5,000 shares on March 23, 2010, 2011 and 2012, respectively.

(5)	Includes options held by Mr. Degenfelder to purchase 18,000 shares for $14.00 per share that will expire in tranches of 6,000 shares on March 23, 2010, 2011 and 2012, respectively.

(6)	Includes options held by Ms. Osborne to purchase 12,000 shares for $14 per share that expire in tranches of 4,000 shares on March 23, 2010, 2011 and 2012, respectively.
There are no shares pledged as security by any named executive officer, director, or director nominee.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 (a) of the Securities Exchange Act of 1934, as amended requires our directors, executive officers, and holders of more than 10% of our Common Stock to file with the Securities And Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. We believe that during the fiscal year ended December 31, 2006, our officers, directors and holders of more than 10% of our outstanding Common Stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representations of our directors and officers.
EXECUTIVE COMPENSATION AND STOCK OPTION INFORMATION
Compensation Committee Report
We have reviewed and discussed with management certain Executive Compensation Discussion and Analysis provisions to be included in the Company’s 2007 Shareholder Meeting Schedule 14A Proxy Statement, filed Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on our reviews and discussions with management, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to below be included in the Company’s Proxy.

The Compensation Committee

Roy G. Cohee (Chairman)
Sigmund Balaban
Richard Dole
The following Executive Compensation Discussion and Analysis of the Company shall be deemed to be “filed” with the Securities and Exchange Commission, and may be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Executive Compensation Discussion and Analysis
Our executive compensation philosophy, policies and programs are developed and overseen by the Compensation Committee of the Board of Directors.
The Compensation Committee approves compensation to all senior executives, including but not limited to, executive officers of the Company. The goal of the Company’s compensation program is to compensate executives in a way that reinforces decisions and actions which will drive long-term sustainable growth, leading in turn to increased shareowner value. To achieve these goals, highly qualified executives must be attracted, retained and motivated. Consideration is also given to individual performance, competitive compensation practices, market economics and other factors.

The Company believes the design of its total executive compensation program provides executives the incentive to maximize long-term operational performance using sound financial controls and high standards of integrity. The Company also believes that total compensation for each executive should be commensurate with the achievement of specific short-term and long-term operational, financial and strategic objectives.
Currently, short-term compensation (salary and bonus) and long-term incentive compensation (stock options) are used to achieve the goal of driving sustainable growth. To reach this goal, we have the 2007 Stock Option Plan that permits a number of long-term compensation alternatives that are described herein, and, subject to shareholder approval of the 2007 Stock Option Plan, we hope to implement that Plan to permit stock options, stock grants, SARs and/or tandem stock options/stock grant/SARs for employees, officers and directors. The instruments proposed by the 2007 Stock Incentive Plan will be utilized as long-term incentive compensation. Each year the Company, through the Compensation Committee, carefully determines the percentage mix of compensation instruments that are best suited to achieve maximum sustainable growth. This is not a mechanical process, and the members of the Compensation Committee use their respective judgment and experience in determining the mix of compensation for each named executive officer (“NEO”).
The discussion below describes the Company’s philosophy and approach to executive compensation. This philosophy was formulated during the fourth quarter of 2006, following a detailed review of the Company’s executive compensation programs.
Elements of the Company’s Compensation Program
The elements of our executive compensation programs consist primarily of the following:
•	Base salary;

•	Annual performance-based cash bonus; and

•	Long-term stock incentive plans which the Company considers essential to attract, retain and reward key personnel.
Collectively, these programs are designed to promote the strategic objectives that are critical to the long-term success of the Company.
Short-term Compensation
Base Salary. Individual base salaries are determined based on a subjective evaluation considering peer-company market data, the NEO’s performance and the length of time the NEO has been in the position. In or about March of each year, our Chief Executive Officer (“CEO”) evaluates each NEO’s performance for the prior year in light of individual objectives set during the prior year’s evaluation process. Such evaluations are relied upon to a large extent by the Compensation Committee in determining executive compensation. The NEO’s individual performance and significant contributions to the strategic direction of the Company for the prior year are evaluated by the Compensation Committee at the same time. The Compensation Committee then reviews base compensation for all NEOs, and sets performance guidelines for the following year. Any adjustments to base compensation reflect each NEO’s contribution to the performance of the Company, competitive market data, affordability and current salary levels, as appropriate.
Annual Performance-Based Cash Bonus. Cash bonus awards, if any, are based on the NEO’s financial and individual performance during the year, and are paid in cash in or about March of each year. In determining whether to grant cash bonus awards, the Compensation Committee places emphasis first upon the financial performance of the Company, and secondarily upon individual performance, including the NEO’s continued employment with the Company, as described below.
Financial Performance. Financial performance is assessed at the end of each year by the Compensation Committee, based upon actual business results versus predetermined business objectives. A significant guide to the financial performance of the Company used in the assessment process is the performance of the Company’s common stock. The financial performance of the Company is measured at the corporate level or a combination of corporate and/or operations, as appropriate, depending on the NEO’s responsibilities.
Individual Performance. Individual performance, which is determined during the evaluation process described in “Base Salary” above, is based on actual performance of the individual versus preset objectives. The Compensation Committee may also take into account additional considerations, including the NEO’s continued employment with the Company, that are deemed fundamental.
The Compensation Committee carefully considers the state of the Company’s business and what measures are most likely in present circumstances to lead to sustainable growth.
Long-Term Incentive Compensation
Long-term incentive compensation is provided in the form of stock incentive arrangements, and is a major portion of the total compensation package for NEOs, as well as an important retention tool. The purpose of stock incentive arrangements is to provide equity compensation that provides value to NEOs when value is also provided for the shareowners. Grant levels are determined based on individual performance, potential and level of responsibility. The history of past grants, time in current position and any change in responsibility are also considered.
Stock incentives are generally granted to an NEO or other employees of the Company on the final business day of March of each year, and, for newly hired NEOs or employees, may be granted on the hiring date. Stock incentives are not normally granted at any other time during the course of the year. Stock options granted to our NEOs generally are issued at an exercise price equal to the closing market price of the Company’s common stock on the grant date, and vest over a defined time period. We do not plan or practice, nor have we historically planned or practiced, the timing of stock option grants to our current or new employees in coordination with the release of material non-public information. Furthermore, we do not time, nor have we historically timed, the release of material non-public information for the purpose of affecting the value of our executive compensation.
Executive Compensation
The following table sets forth in summary form the compensation earned during the year ended December 31, 2006 by our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, and our other two most highly compensated executive officers, each of whom had total compensation (as defined by the SEC) exceeding $100,000. There were no other executive officers employed as of December 31, 2006 whose total compensation exceeded the above threshold. The individuals named in the following table are referred to collectively as the “Named Executive Officers. ”

Summary Compensation Table

				Option	All Other
Name and Principal Position	Year	Salary	Bonus (3)	Awards (4)	Compensation	Total
Stephen H. Hollis, Chief Executive Officer and President (6)	2006	$197,917	$—	$42,086	$—	$240,003

Lonnie R. Brock, Chief Financial Officer (1)	2006	$87,500	$25,000	$16,349	$—	$128,849

David C. Milholm, Former Chief Financial Officer (2)	2006	$83,333	$—	$—	$106,683 (5)	$190,016

C.K. Adams, Vice President, Engineering & Production	2006	$173,750	$17,500	$43,727	$—	$234,977

D. Steven Degenfelder, Vice President, Land	2006	$136,667	$15,000	$35,927	$—	$187,594

(1)	Mr. Brock’s employment with the Company started on July 1, 2006. For details concerning Mr. Brock’s appointment and compensation, see the accompanying narrative section below.

(2)	Mr. Milholm resigned his position as Chief Financial Officer, effective May 31, 2006, as reported in the Company’s Form 8-K dated May 26, 2006. The Company agreed to pay Mr. Milholm his normal base pay compensation through August 31, 2006.

(3)	Bonus amounts reported for 2006 include bonuses based primarily on performance in the reported year and actually paid in the subsequent year to persons who continue to be employed by the Company.

(4)	Represents the compensation cost recognized for option awards during the year ended December 31, 2006 for certain NEOs. Compensation cost for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period, pursuant to Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”). See the accompanying narrative section for additional information regarding stock option compensation to any NEO, and for further discussion regarding our compensation plans and all assumptions made in the valuation of equity-classified awards, refer to Note 5 in the Notes to Consolidated Financial Statements in Item 15 of our 2006 Annual Report on Form 10-K.

(5)	Pursuant to a letter agreement we executed with Mr. Milholm in connection with his resignation, the Company agreed to pay Mr. Milholm for each unexercised option to purchase the Company’s common stock held by Mr. Milholm that had vested and became exercisable on or before May 31, 2006, at the amount by which $17.01 exceeded the exercise price of the option. The closing market price for the Company’s common stock on May 31, 2006 was $17.01 per share, and Mr. Milholm held 23,743 unexercised vested options on this date. Upon receipt of this payment, which totaled $104,320, Mr. Milholm’s rights with respect to the purchased options terminated.

(6)	Mr. Hollis also serves on the Company’s Board of Directors. He does not receive any additional compensation for his service on the Board.

For the year ended December 31, 2006, compensation to the Company’s NEOs totaled $981,438, which represents 25% of total general and administrative costs to the Company. Base salaries paid to NEOs during the year ended December 31, 2006 totaled $679,167, and fiscal year 2006 bonuses, which were granted in March 2007, totaled $57,500. The Compensation Committee believes that each of Named Executive Officers’ salary and bonus levels were appropriate given the financial performance of the Company in fiscal year 2006, as well as each executive officer’s contribution to the performance of the Company.
Mr. Hollis is the President and Chief Executive Officer of the Company. During the first quarter of 2006, Mr. Hollis’ annual base salary of $175,000 was increased to $200,000 after an assessment performed by the Compensation Committee of Mr. Hollis’ individual performance and significant contributions to the strategic direction of the Company. On March 23, 2004, Mr. Hollis was granted 35,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2003 Stock Option Plan. The purchase price of each option was $14.00, equivalent to the closing market price of the Company’s common stock as of March 23, 2004. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Hollis’ total compensation for 2006 includes compensation cost recognized in 2006 for these option awards.
On June 13, 2006, the Company announced the appointment of Mr. Brock to the position of Chief Financial Officer, effective July 1, 2006. Mr. Brock’s annual base salary is $175,000. On July 1, 2006, Mr. Brock was granted 25,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2003 Stock Option Plan. The purchase price of each option was $16.60, equivalent to the closing market price of the Company’s common stock as of July 1, 2006. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Brock’s total compensation for 2006 includes compensation cost recognized in 2006 for these option awards.
During the first quarter of 2006, the base salary of Mr. Degenfelder was adjusted from $125,000 to $135,000, and during the fourth quarter of 2006, the base salary of Mr. Degenfelder was adjusted from $135,000 to $150,000 to better align Mr. Degenfelder’s compensation with the market. In making the adjustments, the Compensation Committee also considered Mr. Degenfelder’s past performance and the length of time he had held his executive position within the Company. On March 23, 2004, Mr. Degenfelder was granted 30,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2003 Stock Option Plan. The purchase price of each option was $14.00, equivalent to the closing market price of the Company’s common stock as of March 23, 2004. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Degenfelder’s total compensation for 2006 includes compensation cost recognized in 2006 for for these option awards.
During the first quarter of 2006, the base salary of Mr. Adams was adjusted from $160,000 to $175,000, to better align Mr. Adams’ compensation with the market. On May 1, 2005, Mr. Adams was granted 25,000 options to purchase shares of the Company’s common stock, pursuant to the Company’s 2002 Stock Option Plan. The purchase price of each option was $18.01, equivalent to the closing market price of the Company’s common stock as of May 1, 2005. The options are subject to a vesting period of 20% per year for each of the following five years. Mr. Adams’ total compensation for 2006 includes compensation cost recognized in 2006 for these option awards.
In 2006, none of the NEOs had employment agreements with the Company.

The following table sets forth information concerning all individual grants of plan-based awards made during the fiscal year ended December 31, 2006 to the Company’s Named Executive Officers.
Grants of Plan-Based Awards Table

Estimated Future Payouts
		Under Equity Incentive			Exercise of Base
		Plan Awards			Price of Option	Grant Date
	Grant	Thres-		Maxi-	Awards	Fair Value of
Name and Principal Position	Date	hold	Target	mum	($ per Share)	Awards (1)
Lonnie R. Brock, Chief Financial Officer	7/1/2006	—	25,000	—	16.60	$163,486

(1)	Represents the grant date fair value of stock awards, on a grant-by-grant basis, computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”). For further discussion regarding our stock based compensation plans and all assumptions made in the valuation of equity-classified awards, refer to Note 5 in the Notes to Consolidated Financial Statements in Item 15 of our 2006 Annual Report on Form 10-K.
During the year ended December 31, 2006, there were no material modifications made, nor were there any performance or market conditions applicable to any outstanding option agreements held by our NEOs.

The following table sets forth information concerning the current status and value of individual grants of stock options to the Company’s NEOs as of December 31, 2006. For further discussion regarding our stock based compensation plans, refer to Note 5 in the Notes to Consolidated Financial Statements in Item 15 of our 2006 Annual Report on Form 10-K.
Outstanding Equity Awards at Fiscal Year End

	Option Awards
		Equity Incentive
		Plan Awards:
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options -	Unearned	Option Exercise	Expiration
Name and Principal Position	Exerciseable	Options	Price	Date
Stephen H. Hollis, Chief Executive Officer and President (1)	14,000	21,000	$14.00	(5)

Lonnie R. Brock, Chief Financial Officer (2)	—	25,000	$16.60	1/4/2012

C.K. Adams, Vice President, Engineering & Production (3)	10,000	15,000	$18.01	(5)

D. Steven Degenfelder, Vice President, Land (4)	12,000	18,000	$14.00	(5)

(1)	Mr. Hollis’ stock options were granted on March 23, 2004 and are subject to a vesting period of 20% per year for each of the following five years. Each 20% vesting portion will expire and terminate on the fifth anniversary of the date it first became exercisable.

(2)	Mr. Brock’s stock options were granted on July 1, 2006 and are subject to a vesting period of 20% per year for each of the following five years.

(3)	Mr. Adams’ stock options were granted on May 10, 2005 and are subject to a vesting period of 20% per year for each of the following five years. Each 20% vesting portion will expire and terminate on the fifth anniversary of the date it first became exercisable.

(4)	Mr. Degenfelder’s stock options were granted on March 23, 2004 and are subject to a vesting period of 20% per year for each of the following five years. Each 20% vesting portion will expire and terminate on the fifth anniversary of the date it first became exercisable.

(5)	Refer to the corresponding footnote for the individual NEO for information regarding the option expiration date.

The following table sets forth information concerning the current status and value of individual grants of stock options to the Company’s Named Executive Officers as of December 31, 2006.
Option Exercises and Stock Vested

	Option Awards
	Number of Shares
	Acquired on	Value Realized
Name and Principal Position	Exercise (1)	on Exercise (2)
Stephen H. Hollis, Chief Executive Officer and President	12,000	$154,920

David C. Milholm, Former Chief Financial Officer	5,000	$59,700

D. Steven Degenfelder, Vice President, Land	10,000	$129,100

(1)	The number of shares received upon exercise of options during the year ended December 31, 2006.

(2)	With respect to options exercised during the Company’s year ended December 31, 2006, the dollar value of the difference between the option price and the market value of the option shares purchased on the date of the exercise of the options.
Post-Employment and Retirement Payments
The Company maintains a tax-qualified Simplified Employee Pension Plan covering substantially all employees meeting minimum eligibility requirements. Contributions made by the Company are determined solely at management’s discretion, and are currently equal to 10% of the employee’s base pay. The Company has no other deferred compensation or pension plans.
Termination and Change in Control Provisions
We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change-in-control or a change in an executive officer’s responsibilities following a change-in-control, except as described below.
On July 27, 2006, we finalized a letter agreement with Mr. Milholm, the former Chief Financial Officer of the Company. Mr. Milholm resigned his position as Chief Financial Officer, effective May 31, 2006, as reported in the Company’s Form 8-K dated May 26, 2006. Pursuant to the letter agreement, the Company agreed to pay Mr. Milholm his normal compensation through August 31, 2006, which totaled $31,250. In addition, with respect to all unexercised options to purchase the Company’s common stock held by Mr. Milholm that had vested and became exercisable on or before May 31, 2006, the Company agreed to pay him, for each such option, the amount by which $17.01 exceeded the exercise price of the option. The closing price for the Company’s common stock on May 31, 2006 was $17.01 per share. Upon receipt of this payment, which totaled $104,320, Mr. Milholm’s rights with respect to the purchased options terminated.

The following table sets forth information concerning compensation paid during the fiscal year ended December 31, 2006 to our non-employee directors of the Company (“Outside Directors”).
Director Compensation Table

	Fees Earned
	or Paid in	Stock	Option Awards
Name	Cash	Awards (2)	(3),(4)	Total
Sigmund Balaban, Roy G. Cohee and Richard Dole(1)	$6,000	$97,260	$54,951	$152,211

(1)	All elements of compensation for Messrs. Balaban, Cohee, and Dole are identical.

(2)	The following are the aggregate number of stock awards that had been granted to each of our Outside Directors as of December 31, 2006: Mr. Balaban: 2,000; Mr. Cohee: 10,000; and Mr. Dole: 4,300.

(3)	Represents the compensation cost recognized for option awards during the year ended December 31, 2006 for a given Outside Director. All option awards granted to Outside Directors during the year ended December 31, 2006 required no requisite service period and vested immediately; therefore, compensation cost recognized during the year ended December 31, 2006 equaled the total grant date fair value. Compensation cost for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings, pursuant to Statement of Financial Accounting Standards No. 123(R) (“SFAS 123R”). See the accompanying narrative section for additional information regarding stock option compensation to Outside Directors, and, for further discussion regarding our compensation plans and all assumptions made in the valuation of equity-classified awards, refer to Note 5 in the Notes to Consolidated Financial Statements in Item 15 of our 2006 Annual Report on Form 10-K.

(4)	The following are the aggregate number of option awards outstanding that had been granted to each of our Outside Directors as of December 31, 2006: Mr. Balaban: 11,000; Mr. Cohee: 15,000; and Mr. Dole: 11,000.
On June 7, 2006, each Outside Director was granted options to purchase 5,000 shares of our common stock for $16.21 per share. The exercise price for options granted to Outside Directors is equal to the last traded price of our common stock on the date of grant. All options granted to Outside Directors vest immediately and expire three years after the date of grant. Additionally, on June 7, 2006, each Outside Director was granted 2,000 stock awards, valued at $16.21 per share.
During the year ended December 31, 2006, there were no material modifications made, nor were there any performance or market conditions applicable, to any outstanding option agreements held by our Outside Directors.
Outside Directors are paid $500 for attendance at each meeting of the Board of Directors, and are reimbursed for expenses incurred in attending meetings and for other expenses incurred on the Company’s behalf. All directors attended every meeting of the Board of Directors held in 2006.
Certain Relationships and Related Transactions
Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.
During the fiscal year ended December 31, 2006, there were no transactions with any related person (as defined by the SEC) requiring disclosure as defined by the SEC and The NASDAQ Stock Market listing standards.

Stock Option Plans
The 2000 Stock Option Plan
In December 1999, our Board of Directors approved the Company’s 2000 Stock Option Plan (the “2000 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2000 Plan, we may grant options to purchase an aggregate of 200,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan is administered by an option committee that determines the terms of the options, subject to the requirements of the 2000 Plan. At December 31, 2006, options to purchase 11,214 shares of Common Stock were outstanding under the 2000 Plan and no additional options to purchase could be granted under the 2000 Plan.
The 2002 Stock Option Plan
In December 2001, our Board of Directors approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. At December 31, 2006, options to purchase 205,486 shares of Common Stock were outstanding under the 2002 Plan and options to purchase an additional 101,471 shares could be granted under the 2002 Plan.
2003 Stock Option and Compensation Plan
In November 2002, our Board of Directors approved our 2003 Stock Option and Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, we may grant options to purchase an aggregate of 300,000 shares of our Common Stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee shall not administer the 2003 Plan with respect to automatic grants of shares and options to directors of the Company who are not also employees of the Company (“Outside Directors”). The option committee may be the entire Board or a committee of the Board. Outside Directors automatically receive options to purchase 10,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an Outside Director at that time. These Outside Directors options are exercisable at the time of grant. The exercise price for options granted to Outside Directors is equal to the fair market value of our common stock on the date of grant. All options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provides that Outside Directors will receive 2,000 shares of common stock on each July 1 that they are an Outside Director. At December 31, 2006, options to purchase 142,014 shares of Common Stock were outstanding under the 2003 Plan and options to purchase an additional 111,143 shares could be granted under the Plan.
Equity Compensation Plan Information
The following table provides information as of December 31, 2006 with respect to shares of common stock that may be issued under our existing equity compensation plans. We have four equity compensation plans—the 1996 Stock Option Plan, the 2000 Stock Option Plan, the 2002 Stock Option Plan and the 2003 Stock Option and Compensation Plan. The Board also has approved the 2007 Stock Incentive Plan which, as described below, is subject to shareholder approval.

(c)
Number of securities
	(a)		Remaining available
	Number of	(b)	for future issuance
	securities to be	Weighted-	under equity
	issued upon	average	compensation Plans
	exercise of	exercise price	(excluding securities
	outstanding	of outstanding	reflected in column
Plan category	options	options	(a))
Equity Compensation plans
approved by security holders	325,500	$17.44	212,614 (1)

(1)	Represents no shares available for issuance under the 1996 Stock Option Plan, no shares available for issuance under the 2000 Stock Option Plan, 101,471 shares available for issuance under the 2002 Stock Option Plan and 111,143 shares available for issuance under the 2003 Stock Option and Compensation Plan.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Audit Fees
The aggregate fees billed for professional services rendered by HEIN & Associates LLP (“HEIN”) for its audit of our annual financial statements and its review of our financial statements included in Forms 10-Q in fiscal years 2006, 2005 and 2004 were $                    , $170,000, and $68,025, respectively.
Audit Related Fees
The aggregate fees billed for audit related services by HEIN in years 2006, 2005 and 2004 were $3,700, $2,100, and $4,360, respectively. The fees incurred during 2006 related to the filing of our shelf registration statement on Form S-3. Fees incurred during 2005 and 2004 related to the implementation of new accounting pronouncements.
Tax Fees
The aggregate fees billed by our independent auditors in each of years 2006, 2005 and 2004 for professional services for tax compliance, tax advice or tax planning were $24,000, $14,180, and $7,000, respectively.
All Other Fees
There were no fees billed by our independent auditors in each of years 2006, 2005 and 2004 for professional services other than the services described above.
Audit Committee Pre-Approval
Our Audit Committee Charter provides that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent auditor, subject to deminimus exceptions for other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or (ii) that the engagement of the independent auditor be entered into pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of HEIN fees for audit services in year 2006, 2005 and 2004. Audit-related fees for services performed by HEIN in years 2006, 2005 and 2004 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for years 2006, 2005 and 2004, and the auditors engaged performed all the services described above with their full time permanent employees.

PROPOSALS FOR CONSIDERATION AT THE ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL #1 — ELECTION OF DIRECTORS
At the Annual Meeting, the stockholders will elect four members of the Board of Directors of the Company to staggered three-year terms. Messrs. Balaban, Cohee, Dole and Hollis will be elected to hold office until their respective successors are elected and have qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors of the Company. Each of the nominees currently is a director of the Company.
It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.
The following table sets forth, with respect to each nominee for director, the nominee’s age, his positions and offices with the Company, the expiration of his current existing term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see “—Executive Compensation and Discussion”, “—Security Ownership Of Certain Beneficial Owners And Management” and “—Certain Relationships And Related Transactions.”

			Expiration of Term of	Initial Date as
Name	Age	Position with the Company	Director	Director

Stephen H. Hollis	56	Chairman of the Board, President and Chief Executive Officer	2007 Annual Meeting	1989

Roy G. Cohee	57	Director (1)	2007 Annual Meeting	2001

Sigmund Balaban	65	Director (1)	2007 Annual Meeting	2005

Richard Dole	61	Director (1)	2007 Annual Meeting	2005

(1)	Member of the Audit Committee and the Compensation Committee.
The Board of Directors
Stephen H. Hollis has served as the President and Chief Executive Officer of the Company since January 1994 and previously served as a Vice-President of the Company from December 1989 through January 1994. Mr. Hollis has also served as a Director of the Company since December 1989. Mr. Hollis has served as the Vice President of Hollis Oil & Gas Co., a small oil and gas company, of which he owns 51% beneficial interest, since January 1994 and served as the President of Hollis Oil & Gas Co. from June 1986 through January 1994. In 1979, Mr. Hollis joined Marathon Oil Company and held various positions until 1986, when he founded Hollis Oil & Gas Co. Mr. Hollis was a geologist for an affiliate of United Nuclear Corporation from 1974 to 1977 and a consulting geologist from 1977 to 1979. Mr. Hollis is a past President of the Wyoming Geological Association and past President of the Rocky Mountain Section of the AAPG. Mr. Hollis received a Bachelor of Arts degree in Geology from the University of Pennsylvania in 1972 and a Masters degree in Geology from Bryn Mawr College in 1974.
Sigmund Balaban has served as a Director of the Company since 2005. Mr. Balaban served as Senior Vice President / Corporate Secretary, of Fujitsu General America, Inc. of Fairfield, New Jersey, from 2000 until July of 2001 when he retired. Prior to that time, Mr. Balaban was Vice President, Credit of Teknika Electronics beginning in 1986 and served as Senior Vice President and General Manager of Teknika Electronics beginning in 1992. In October 1995, Teknika Electronics changed its name to Fujitsu General America, Inc. Fujitsu General America, Inc. is a subsidiary of Fujitsu General, Ltd., a Japanese multiline manufacturer. Mr. Balaban has served as a director of ARC Wireless Solutions, Inc. (OTCBB: ARCS) since December 1994 and as chairman of its Audit Committee since July 2002.
Roy G. Cohee has served as a Director of the Company since 2001. Mr. Cohee serves as Chairman of the Compensation Committee of our Board of Directors. He has served as President of C & Y Transportation Co. since 1986. C & Y Transportation Co. started business in Casper, Wyoming in 1966 and is a privately held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee has been with C & Y Transportation Co. since its inception in 1966. Mr. Cohee was elected to his first term in the Wyoming House of Representatives in 1998 and currently is in his fifth term and sits on the House Highways and Transportation Committee and the House Revenue Committee, while serving as Speaker of the House.
Richard Dole has served as a Director of the Company since 2005. Mr. Dole serves as chairman of the Audit Committee of our Board of Directors and is a designated financial expert. Mr. Dole joined Petrosearch Corporation as a Director in July 2004, and assumed the positions of Chairman, President and CEO of the Company upon completion of the reorganization and merger of the Company into Petrosearch Energy Corporation (OTCBB:PTSG) effective in December 2004. Mr. Dole previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. From 2000 through 2004, he was active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He also was co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive industry experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PricewaterhouseCoopers) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation (NYSE: WRC) from August 2003 until July 2004 when Westport was merged into Kerr McGee Corp, and served as a member of its audit committee and a designated financial expert.
Other Executive Officers
We have four executive officers who are not named in the above table: Lonnie R. Brock, C.K. Adams, D. Steven Degenfelder, and Carol A. Osborne.
Lonnie R. Brock has served as our Chief Financial Officer since July 1, 2006. Prior to joining the Company, Mr. Brock founded and operated his own business, The Nature Workshops, an educational company from 1996 through 2005. During his tenure with The Nature Workshops, Mr. Brock was an integral part of a management team responsible for growing the operation from a start-up company into one of the most active in its field in North America. From 1994 to 1995, Mr. Brock served as Senior Vice President of Acquisitions and Finance, and a member of the Board of Directors, with Gerrity Oil and Gas Co. of Denver. During that time, Gerrity raised $100 million via a public bond offering and established a new bank financing relationship with a group of international banks. From 1985 to 1994, Mr. Brock served in several capacities with Denver-based Western Gas Resources, Inc., including Controller, Vice President of Finance and, most recently, Vice President and Chief Financial Officer. During his tenure at Western, Mr. Brock led the financing, accounting and administrative support efforts while raising more than $900 million of public and private money to finance the ongoing growth of Western. Prior to 1985, Mr. Brock served in a number of accounting capacities with Price Waterhouse & Co. (currently PricewaterhouseCoopers), most recently as an audit manager. Mr. Brock is a Certified Public Accountant and received a Bachelor of Science in Accounting degree from Eastern Illinois University.
C. K. (Keith) Adams began serving as Vice President of Engineering and Production in the Company’s Casper office in January 2005. Mr. Adams has over 40 years of experience in drilling, completion, producing facilities design, construction and management of oil and gas operations. During the period 1985 through 2005, Mr. Adams founded and operated Hydrocarbon Engineers, a consulting engineering firm based in Casper, WY. From 1993 to 2005 Mr. Adams formed and operated Intermountain Production LLC, a small independent oil and gas producer. Mr. Adams previously worked for Skelly Oil Company, Mobil Oil Corporation, LeClair Operating Company, and in 1971 through 1985 was a principal in McIlnay Adams & Company, Inc., a consulting engineering company, which he co-founded and co-owned. Mr. Adams is a Registered Professional Engineer in Wyoming and Colorado. He received a Bachelor of Science degree in Petroleum Engineering from the University of Wyoming in 1964.
D. Steven Degenfelder has served as Vice President of Land since February 1998. Mr. Degenfelder began his career in the oil and gas business as a roustabout in the oil fields of southeast New Mexico. After graduating from college, he held various land management positions with Marathon Oil Company from 1979 to 1981, Paintbrush Petroleum Corporation from 1981 to 1985 and Tyrex Oil Company from 1985 to 1995, where he served as Vice President and Director. Mr. Degenfelder served as Deputy Director of the Wyoming Office of State Lands and Investments from 1995 to 1997. He currently serves on the Board of Directors of the Petroleum Association of Wyoming and is Chairman of the Natrona County Planning and Zoning Commission. He is a member of the American Association of Professional Landmen and is past President of the Wyoming Association of Professional Landmen. Mr. Degenfelder is a Certified Professional Landman and received a degree in Business Administration from Texas Tech University in 1979.
Carol A. Osborne has served as the Secretary of the Company since January 1996 and previously served as the Assistant Secretary of the Company from December 1989 until January 1996. In addition, Ms. Osborne has served as the Company’s Office Manager since 1981.
Nominations
The Company does not currently have a nominating committee because it believes that currently, the nominating functions should be relegated to the full Board. Nominees for director will be selected or recommended by our directors who are independent, as defined by the applicable listing standards of The NASDAQ Stock Market. Our independent directors are Messrs. Balaban, Cohee and Dole. In selecting nominees for the Board of Directors, we seek a board with a variety of experiences and expertise, and we will consider business experience in the industry in which we operate, financial expertise, independence from transactions with us, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.
Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Board of Directors at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders’ nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Board of Directors or a nominating committee of the Board of Directors, if one is formed in the future, will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.
Required Vote; Board Recommendation
An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to elect each director.
The Board of Directors unanimously recommends a vote for each of the nominees for election as directors.

PROPOSAL #2 — AMENDMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK
We are proposing that our stockholders approve a proposal to amend our Articles of Incorporation to authorize the issuance of preferred shares. If our stockholders adopt this proposal, we intend to file our Amended Articles of Incorporation substantially in the form set forth as Appendix 1 to this Proxy Statement, which reflects all of the amendments to our Articles of Incorporation. Our Board of Directors recommends a vote “FOR” the proposed amendment to our Articles of Incorporation.
A description of Proposal #2 is set forth below. This description is a summary only and is qualified in its entirety by reference to the text of such amendments as set forth in the proposed Amended Articles of Incorporation, which will be adopted substantially as set forth in Appendix 1 to this Proxy Statement.
Proposal to Permit the Company to Authorize 10,000,000 Shares of Preferred Stock
On March 13, 2007, the Board authorized, approved and declared advisable an amendment to our Articles of Incorporation that authorizes 10,000,000 shares of preferred stock with a par value of $.10 per share. If this amendment is adopted, it will become effective upon the filing of the Amended Articles with the Maryland Secretary of State.
The Board believes that it is advisable and in the best interests of the Company and its stockholders to amend the Articles in order to have available authorized shares of preferred stock that will be available for issuance from time to time by the Company in the discretion of the Board, subject to stockholder approval as may be required under Maryland law or NASDAQ regulations. Providing the Board with the authority to issue preferred stock may enable the Board to pursue important objectives designed to enhance stockholder value, including the possibility of arranging certain types of financing if needed. In addition, the authority to issue preferred stock may enable the Board to pursue other business purposes, including establishing strategic relationships with other companies. We currently have no specific arrangements or plans that would involve the issuance of the proposed authorized shares of preferred stock.
The authorization of shares of preferred stock could have an anti-takeover effect, although this is not the intent of the Board in proposing the amendment. For example, our authorized but unissued preferred stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. As of the date of this Proxy Statement, the Board is not aware of any attempt or plan to obtain control of the Company.
Required Vote; Recommendation of the Board of Directors
The Board of Directors has unanimously approved the foregoing proposal pertaining to the Company’s Amended and Restated Articles of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve this proposal.
The Board of Directors unanimously recommend that the shareholders vote for the proposal pertaining to the amendment of our Articles of Incorporation as described above.

PROPOSAL #3 — ADOPTION OF THE 2007 STOCK INCENTIVE PLAN
We are proposing that our stockholders approve a new 2007 Stock Incentive Plan (the “2007 Plan”) that has been approved by our Board of Directors. The 2007 Plan is designed to align the interests of employees, directors and other persons selected to receive awards with those of stockholders by rewarding long-term decision-making and actions for the betterment of the Company. We believe that equity-based compensation assists in the attraction and retention of qualified employees, and provides them with additional incentive to devote their best efforts to pursue and sustain the Company’s superior long-term performance, enhancing the value of the Company for the benefit of its stockholders.
Summary of the 2007 Stock Incentive Plan
The 2007 Plan authorizes the Compensation Committee to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Compensation Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The following paragraphs provide a summary of the principal features of the 2007 Plan and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the 2007 Plan, a copy of which is included herein as Appendix 2.
Shares Available for Issuance
The 2007 Plan provides that no more than 500,000 shares of our common stock may be issued for awards. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Compensation Committee will make adjustments to the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2007 Plan. To date, no shares have been issued under the 2007 Plan.
Eligibility
Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.
Administration
The 2007 Plan will be administered by the Compensation Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. The Board has designated the Compensation Committee of the Board to serve as the Compensation Committee to administer the 2007 Plan.
Types of Awards
Under the terms of the proposed 2007 Plan, the Compensation Committee can grant any of the following instruments, or a combination thereof.
Stock Options. The Compensation Committee may grant either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Compensation Committee will set option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant (or, in the case of an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the shares on the date of grant). At the time of grant, the Compensation Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Restricted Stock Awards. The Compensation Committee may grant awards of restricted stock under the 2007 Plan. These shares may be subject to restrictions on transferability, risk of forfeiture and other restrictions as determined by the Compensation Committee. As a condition to a grant of an award of restricted stock, the Compensation Committee may require or permit a participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of restricted stock, or applied to the purchase of additional awards under the 2007 Plan. Unless otherwise determined by the Compensation Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as restricted stock with respect to which such stock or other property has been distributed.
Stock Appreciation Rights (“SARs”). The Compensation Committee may grant awards of SARs under the 2007 Plan. A SAR is a right granted to a person to receive common stock, cash or a combination thereof at the end of a specified period based on the appreciation of the Company’s common stock during such specified period. Settlement of a SAR award will occur upon expiration of the specified period for such SAR as determined by the Compensation Committee (or, if permitted by the Compensation Committee, as elected by the participant). SARs shall be subject to such restrictions (which may include a risk of forfeiture) as the Compensation Committee may impose, if any, which restrictions may lapse at the expiration of the specified period or at earlier specified times. A SAR will be satisfied by the delivery of cash, common stock or a combination thereof in an amount equal to the value of the appreciation of the specified number of shares of common stock covered by the SAR during the relevant period, as determined by the Compensation Committee.
Amendment and Termination of the 2007 Plan
The Board of Directors or the Compensation Committee may amend, alter or discontinue the 2007 Plan, except that if any applicable statute, rule or regulation requires stockholder approval with respect to any amendment of the 2007 Plan, then to the extent so required, stockholder approval will be obtained. No amendment may impair the right of a participant under an outstanding agreement. As proposed, the 2007 Plan would terminate on March 13, 2017.
Federal Income Tax Consequences
The following is a summary of the material United States federal income tax consequences to the Company and to recipients of certain awards under the 2007 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2007 Plan.
Nonqualified Stock Options. A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time. When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.
Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted. Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO and one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition,” and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.
Restricted Stock. Unless the restricted stock vests at the time of grant, a participant generally will not have taxable income upon grant of restricted stock. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock that does not vest at the time of grant, a participant instead may elect to be taxed at the time of grant.
The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.
Required Vote; Recommendation of the Board of Directors
An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to approve this proposal.
The Board of Directors unanimously recommends that the shareholders vote to approve the 2007 Stock Incentive Plan.
VOTING PROCEDURES
Votes at the Annual Meeting are counted by an inspector of election appointed by the chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval the items submitted to stockholders for their consideration unless a different number of votes is required by statute or our articles of incorporation or bylaws. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares of common stock in the name of brokers that are not voted are treated as not present. at the Annual Meeting.
STOCKHOLDER PROPOSALS
In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2007 fiscal year, proposals by individual stockholders must be received by us no later than January 2, 2008.
In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2007 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than March 19, 2008.
OTHER BUSINESS
Our management does not know of any matters to be presented at the meeting other than those set forth in this proxy statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.
Dated: April ___, 2007

Carol A. Osborne
Corporate Secretary
* * * * *

DOUBLE EAGLE PETROLEUM CO.
ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
     Pursuant to the provisions of the General Corporation Law of Maryland, Double Eagle Petroleum Co., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The following amendment to the Articles of Incorporation of the Corporation (the “Articles”) was duly adopted in accordance with Section 2-604 of the General Corporation Law of Maryland in order to provide the Board of Directors of the Corporation the authority to issue Ten Million (10,000,000) shares of preferred stock, each share having a par value of $.10:
          Article FOURTH of the Articles are amended to read in its entirety as follows:
          “FOURTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Fifty Million (50,000,000) shares of Common Stock, par value of $.10 per share, and (ii) Ten Million (10,000,000) shares of Preferred Stock, par value $.10 per share. The Board of Directors is expressly authorized, prior to issuance, to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.
          (b) Each stockholder of record shall have one vote for each share of common stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each stockholder shall have as many votes for each share held by him as there are directors to be elected and for whose election the stockholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.
          (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of stockholders a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group. When, with respect to any actions to be taken by stockholders of the corporation, the Maryland Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of the majority of such shares or class or series thereof.
          (d) Stockholders shall not have pre-emptive rights to acquire additional or treasury shares of the corporation. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the corporation’s shares. No shareholder or subscriber to the capital stock of the corporation shall be under any obligation to the corporation or its creditors with respect to such stock other than the obligation to pay the corporation the full consideration for which stock was issued or is to be issued.”
     SECOND: The amendment of the Articles has been approved by the directors and shareholders of the Corporation.
     WE THE UNDERSIGNED President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

By:		By: :
Name:	Carol A. Osborne	Name:	Stephen H. Hollis
Title:	Secretary	Title:	President
		Address:	777 Overland Trail
Casper, Wyoming 82601

PROXY
PROXY
DOUBLE EAGLE PETROLEUM CO.
For the Annual Meeting of Stockholders
Proxy Solicited on Behalf of the Board of Directors
     The undersigned hereby appoints Stephen H. Hollis and Lonnie R. Brock, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Double Eagle Petroleum Co. (the “Company”) to be held at 1:00 P.M. (Mountain Standard Time) on May 22, 2007, at The Denver Athletic Club, 1325 Glenarm Place, Denver, Colorado, 80204, or any adjournments thereof, on the following matters:
     ☑ Please mark votes as in this example.
1.	ELECTION OF DIRECTORS FOR STAGGERED TERMS AS DESCRIBED IN THE PROXY STATEMENT:

Nominees:

		Term to Expire at the
Class	Director	Annual Meeting in:
Class I	Sigmund Balaban	2008

Class II	Roy G. Cohee	2009

Class III	Richard Dole and Stephen H. Hollis	2010
FOR ALL NOMINEES ☐
WITHHELD FROM ALL NOMINEES ☐
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE ☐
2.	Proposal to amend the Company’s Articles of Incorporation to authorize 10,000,000 shares of a class of preferred stock.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	Proposal to adopt and approve the Company’s 2007 Stock Incentive Plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

☐ YES ☐ NO ☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ YES ☐ NO ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐
     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, and 3. This proxy is solicited on behalf of the Board of Directors of Double Eagle Petroleum Co.

Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)